Exhibit 10.1

AMENDMENT NO. 6 TO
SECOND AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT OF
AIREON LLC
A DELAWARE LIMITED LIABILITY COMPANY

This Amendment No. 6 to Second Amended and Restated Limited Liability Company Agreement (this "Amendment"), of Aireon LLC (the "Company"), is dated as of June 23, 2017 and is entered into by NAV CANADA Satellite, Inc., a Delaware corporation; Iridium Satellite LLC, a Delaware limited liability company; ENAV North Atlantic LLC, a Delaware limited liability company; IAA North Atlantic Inc., a Delaware corporation; and Naviair Surveillance A/S, a Danish limited liability company (collectively, the "Members"); NAV CANADA, a Canadian corporation ("NAV CANADA"); Enav, S.p.A., a company formed under the laws of the Italian Republic ("Enav"); Irish Aviation Authority Limited, a company organized under the laws of the Republic of Ireland ("IAA"); Naviair, an independent state owned company owned by the Kingdom of Denmark, registered with the Danish Business Authority under CVR-no.: 26 05 97 63 ("Naviair"); and the Company.

RECITALS

A.The Members, NAV CANADA, Enav, IAA, Naviair and the Company are party to that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 14, 2014, as amended (the "Operating Agreement").

B.The Members, NAV CANADA, Enav, IAA, Naviair and the Company wish to amend the Operating Agreement as set forth herein, effective as of January 1, 2016.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.Amendments.

a.The provisions of Article 3.6.6.1.1 of the Operating Agreement is hereby amended and restated in its entirety and replaced with the following, effective as of the date hereof:

3.6.6.1.1to the extent it may lawfully do so, the Company shall redeem for cash all of the Redeemable Interests in three (3) annual installments beginning on January 2, 2021 and ending on the date two (2) years from such first redemption date (each a “Scheduled Redemption Date”). The Company shall effect such redemptions on (i) the first Scheduled Redemption Date by paying cash for one-third of the recipient Member’s Redeemable Interest equal to one-third of the sum of (a) the recipient Member’s Unreturned Capital plus (b) any Unpaid Dividends of the recipient Member attributable to such Member’s Redeemable Interest, as of such Scheduled Redemption Date, (ii) the second Scheduled Redemption Date by paying cash for one-half of the recipient Member’s remaining Redeemable Interest equal to one-half of the sum of (a) the recipient Member’s remaining Unreturned Capital plus (b) any remaining Unpaid Dividends of the recipient Member attributable to such Member’s remaining Redeemable Interest, as of such Scheduled Redemption Date, and (iii) the third Scheduled Redemption Date by paying cash for the recipient Member’s remaining Redeemable Interest equal to the sum of (a) the recipient Member’s remaining Unreturned Capital plus (b) any remaining Unpaid Dividends of the recipient Member attributable to such Member’s remaining Redeemable Interest, as of such Scheduled Redemption Date. At least thirty (30) days but no more than sixty (60) days prior to the first Scheduled Redemption Date, the Company shall send a notice (a “Scheduled Redemption Notice”) to all holders of Redeemable Interests setting forth (A) the Redemption Price payable for such Redeemable Interest; and (B) the manner in which such holders will receive the Redemption Price; or

b.The provisions of Article 4.1.1.3 of the Operating Agreement is hereby amended and restated in its entirety and replaced with the following, effective as of the date hereof:

4.1.1.3 Notwithstanding anything to the contrary set forth herein, except pursuant to Section 4.1.2, in no event shall the Company make any distributions on any Common Interest prior to January 1, 2021.

2.Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the other provisions of the Operating Agreement. In the event of any conflict between the Operating Agreement, any previous amendment of the Operating Agreement, this Amendment and any subsequent amendment, the document later in time shall prevail.

3.This Amendment shall be binding upon and shall inure to the benefit of the successors in interest of the parties hereto.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first hereinabove set forth.

Aireon LLC		Iridium Satellite LLC

By:	/s/ Donald L. Thoma	By:	/s/ Matthew J. Desch
Name: Donald L. Thoma		Name: Matthew J. Desch
Title: Chief Executive Officer		Title: Chief Executive Officer

NAV CANADA Satellite, Inc.		Naviair Surveillance A/S

By:	/s/ Neil Wilson	By:	/s/ Søren Stahlfest Møller
Name: Neil Wilson		Name: Søren Stahlfest Møller
Title: President		Title: CEO

By:	/s/ Leigh Ann Kirby	By:	/s/ Morton Dambæk
Name: Leigh Ann Kirby		Name: Morton Dambæk r
Title: Vice President and Secretary		Title: Chairman

Enav S.p.A.		ENAV North Atlantic LLC

By:	/s/ Iacopo Prissinotti	By:	/s/ Jason Gerlis
Name: Iacopo Prissinotti		Name: Jason Gerlis
Title: International Strategies		Title: Director

NAV CANADA		IAA North Atlantic Inc.

By:	/s/ Neil Wilson	By:	/s/ Philip Hughes
Name: Neil Wilson		Name: Philip Hughes
Title: President & CEO		Title: President

By:	/s/ Leigh Ann Kirby	By:	/s/ Maeve Hogan
Name: Leigh Ann Kirby		Name: Maeve Hogan r
Title: Vice President, General Counsel & Corporate Secretary		Title: Secretary and Treasurer

Irish Aviation Authority Limited		Naviair

By:	/s/ Eamonn Brennan	By:	/s/ Morton Dambæk
Name: Eamonn Brennan		Name: Morton Dambæk
Title: CEO		Title: CEO

Signature Page to Amendment No. 6

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